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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 30, 2001 in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen North Carolina Dividend Advantage Municipal Fund 2 filed with the Securities and Exchange Commission in the Fund's amendment No. 2 to the registration statement under the Securities Act of 1933 (File No. 333-71282) and the Fund's pre-effective amendment No. 3 to the registration statement under the Investment Company Act of 1940 (File No. 811-10525).

                                             /s/ ERNST & YOUNG LLP

Chicago, Illinois

November 14, 2001